                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          WORTHINGTON INDUSTRIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          WORTHINGTON INDUSTRIES, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

                          WORTHINGTON INDUSTRIES, INC.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
  WORTHINGTON INDUSTRIES, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of Worthington Industries, Inc. (the "Company") will be held at the Worthington Industries Training Center, 7400 Worthington-Galena Road, Columbus, Ohio on September 22, 1994 at 2:30 P.M., local time. The meeting is being held for the following purposes:

          1. To elect four directors, each for a term of three years.

          2. To ratify the selection of the firm of Ernst & Young as auditors of the Company for the fiscal year ending May 31, 1995.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     In the event you cannot attend the meeting in person, there is enclosed herewith for your use a Proxy which you are requested to sign, date and return promptly in the enclosed, stamped, addressed envelope.

                                           Very truly yours,

                                           CHARLES D. MINOR, Secretary

                          WORTHINGTON INDUSTRIES, INC.
                              1205 DEARBORN DRIVE
                              COLUMBUS, OHIO 43085
                                 (614) 438-3210

                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

     The enclosed Proxy is being solicited by the Board of Directors of Worthington Industries, Inc. for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on September 22, 1994, or any adjournment thereof, and is being mailed to shareholders on or about August 18, 1994. Without affecting any vote previously taken, the Proxy may be revoked by a shareholder at any time before it is voted by delivering to the Company a later dated Proxy or by giving notice of revocation to the Company in writing or in open meeting. All Proxies received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted (1) FOR the election as directors of the nominees listed below under "ELECTION OF DIRECTORS"; and (2) FOR the ratification of the selection of auditors.

     Solicitation of Proxies may be made by mail, personal interview, telephone or telegraph by the directors or regularly engaged officers and employees of the Company. All expenses in connection therewith will be paid by the Company.

     As used herein, the term "Company" means Worthington Industries, Inc. or, where appropriate, Worthington Industries, Inc. and its subsidiaries. The term "Common Shares" means shares of the Company's Common Stock, $.01 par value.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING RIGHTS

     The total number of outstanding Common Shares entitled to vote at the Annual Meeting is 90,651,804 shares. Only shareholders of record at the close of business on August 8, 1994 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Each shareholder is entitled to one vote for each Common Share held. There are no cumulative voting rights in the election of directors.

     Under the rules of the Securities and Exchange Commission (the "SEC"), boxes and a designated blank space are provided on the form of proxy for shareholders to mark if they wish either to abstain on a proposal presented for shareholder approval or to withhold authority to vote for one or more nominees for election as a director of the Company. In accordance with Delaware law and the Company's By-Laws, Common Shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy. Abstentions are counted as present for quorum purposes; however, the effect of an abstention on the proposal to ratify the selection of auditors is the same as a "no" vote.

     The election of directors and the ratification of the selection of auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions by the tenth day before the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the only person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Shares of the Company on August 8, 1994:

                   NAME AND ADDRESS                       COMMON SHARES           % OF COMMON
                 OF BENEFICIAL OWNER                    BENEFICIALLY OWNED     SHARES OUTSTANDING
- - ------------------------------------------------------  ------------------     ------------------
John H. McConnell.....................................      12,648,970(1)             13.9%
1205 Dearborn Drive
Columbus, Ohio 43085

- - ---------------

(1) Includes 8,437,495 shares which are held of record by JDEL, Inc. ("JDEL"), a Delaware corporation, which is a wholly-owned subsidiary of JMAC, Inc. ("JMAC"), a private holding company. Mr. McConnell is the President of JDEL and controlling shareholder of JMAC, and the directors of JDEL have given Mr. McConnell sole voting and investment power with respect to the Common Shares of the Company held by JDEL. Also included are 66,487 shares subject to currently-exercisable options and 506,250 shares held by Mr. McConnell's wife, as to which shares beneficial ownership is disclaimed. The table does not include 2,428,312 shares (2.7% of shares outstanding) held by an independent trustee, in trust for the benefit of Mr. McConnell's wife and two adult children, over which shares the Trustee has investment and voting power, subject to the approval of Mrs. McConnell. Beneficial ownership of these 2,428,312 shares is disclaimed.

                             ELECTION OF DIRECTORS

     The Board of Directors has designated the nominees listed below for election as directors of the Company for terms expiring in 1997. The enclosed Proxy will be voted as specified thereon, or if no instructions are given, FOR the following nominees; however, the persons designated as proxies reserve full discretion to cast votes for other persons in the event the nominee who would otherwise receive the votes is unable to serve. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

     Under Delaware law and the Company's Bylaws, the four nominees receiving the greatest number of votes will be elected as directors.

     The following table sets forth the nominees for election to the Board of Directors, the directors of the Company whose terms in office will continue, and certain information, as of August 8, 1994, with respect to each nominee and director and all directors and executive officers as a group.

                             DIRECTOR
                           CONTINUOUSLY                     PRINCIPAL                     COMMON SHARES
       NAME AND AGE           SINCE                        OCCUPATION                 BENEFICIALLY OWNED (1)
- - ---------------------------------------     -----------------------------------------------------------------
                                     NOMINEES -- TERMS TO EXPIRE IN 1997
Charles R. Carson, 65 (2)    1986           Retired Senior Vice President, General
                                            Electric Company                                     3,375
John E. Fisher, 64           1993           Retired General Chairman, Nationwide
                                            Insurance Companies                                    750
John F. Havens, 67           1988           Private Investor, Retired Chairman of
                                            Banc One Corporation                                 2,250
Charles D. Minor, 67         1962           Counsel, Vorys, Sater, Seymour and Pease,
                                            Attorneys at Law (3)                               172,500
                               CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1995
Robert J. Klein, 57          1976           Executive Vice President -- Marketing and
                                            Planning                                            49,723(4)
Katherine S. LeVeque, 67     1992           Chief Executive Officer, LeVeque
                                            Enterprises, commercial real estate                  1,250
John P. McConnell, 40        1990           Vice Chairman and Chief Executive Officer           917,418(5)
Robert B. McCurry, 71        1972           Senior Advisor to President, Toyota Motor
                                            Sales, USA, Inc.                                    50,455(6)
Gerald B. Mitchell, 66       1986           Retired Chairman and Chief Executive
                                            Officer, Dana Corporation                            2,584
                               CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1996
Pete A. Klisares, 58         1991           Executive Vice President                             1,500
Donal H. Malenick, 55        1972           President and Chief Operating Officer              860,310
John H. McConnell, 71        1955           Chairman of the Board                           12,648,970(7)
James Petropoulos, 65        1976           Owner, James Petropoulos & Company, a
                                            commercial real estate firm                        256,343
All executive officers and directors as a group (17 people)..........................        15,100,479(8)

- - ---------------

 (1) All amounts are as of August 8, 1994. Unless otherwise indicated, each named person has sole voting and investment power over the listed shares, or shares such power with his spouse. John H. McConnell (13.9%) and John P. McConnell (1.0%) are the only directors, nominees or executive officers with beneficial ownership of more than 1% of the Company's outstanding Common Shares.

 (2) Mr. Carson is currently in the class of directors whose term expires in 1996. He has agreed to be a nominee for the class of directors whose term expires in 1997 in order to balance the number of directors in each class.

 (3) Vorys, Sater, Seymour and Pease rendered legal services to the Company during its last fiscal year and is rendering legal services to the Company in the current fiscal year.

 (4) Includes 3,708 shares held by Mr. Klein's wife. Beneficial ownership of these shares is disclaimed.

 (5) Included are 24,479 shares held by Mr. John P. McConnell as custodian for his minor children. Also included are 52,500 shares held in an educational trust, for the benefit of third parties, of which John P. McConnell is a co-trustee and thus shares voting and investment power. Beneficial ownership of these shares is disclaimed.

 (6) These 50,455 shares are held by Mr. McCurry and his wife as trustees of the McCurry Family Trust.

 (7) See "Security Ownership of Certain Beneficial Owners."

 (8) See Notes 4-7 above. These 15,100,479 shares represent 16.6% of the Company's outstanding Common Shares.

     The principal occupation of each of the nominees and directors during the past five years has been as indicated in the table above under "Principal Occupation," except as follows:

     John H. McConnell was also Chief Executive Officer of the Company from its founding in 1955 until May 31, 1993 at which time he retired as CEO and remained Chairman of the Board.

     John P. McConnell's principal occupation for more than five years prior to July 1990 had been in various capacities with the Company. In July 1990, he resigned his employment with the Company to become President of JMAC (see footnote (1) under "Security Ownership Of Certain Beneficial Owners"). John P. McConnell was elected Vice Chairman of the Company in June 1992 and became Chief Executive Officer on June 1, 1993. John P. McConnell is John H. McConnell's son.

     Mr. Klisares was Manufacturing Vice President and General Manager for AT&T for more than five years prior to May 1991 and Executive Director of JMAC from May 1991 through December 1991. He became Assistant to the Chairman of the Company in December 1991 and was named Executive Vice President in August 1993.

     Mr. Carson had been a Senior Vice President of General Electric Company for more than five years prior to his retirement in 1987. Mr. Fisher had been General Chairman of Nationwide Insurance Companies for more than five years prior to his retirement in 1994. Mr. Havens had been Chairman of Banc One Corporation for more than five years prior to his retirement in 1986. Mr. Mitchell had been Chairman and Chief Executive Officer of Dana Corporation for more than five years prior to his retirement in 1990.

     The following directors and nominees are also directors of the companies listed opposite their names:

Mr. Klisares..................   Rouge Steel Company and Borror Corporation
Mr. Havens....................   Banc One Corporation, Cardinal Distribution, Inc.
                                 and The W. W. Williams Company
Mr. Malenick..................   Rouge Steel Company
Mr. J. H. McConnell...........   ALLTEL Corporation
Mr. J. P. McConnell...........   ALLTEL Corporation
Mr. Mitchell..................   Michigan National Corporation, George Weston, Ltd.
                                 (Canada), West Point Stevens, Inc. and Eastman
                                 Chemical Co.

     Four meetings of the directors of the Company were held during the fiscal year ended May 31, 1994. Each director attended at least 75% of the aggregate of
(i) the total number of meetings of the directors and (ii) the total number of meetings held by all committees of the directors on which he or she served.

COMPENSATION OF DIRECTORS

     Non-management directors are paid $6,000 per quarter plus $1,500 for each attendance at board meetings and $1,000 ($1,500 for committee chairmen) for each attendance at meetings of committees of the directors.

     The Company has adopted Deferred Compensation Plans pursuant to which certain executive officers and directors have elected to defer a portion of their bonuses or directors' fees. Under the Plans, participants may generally elect to defer payment of these amounts until a specified date or until they are no longer associated with the Company. Amounts deferred under these Plans accrue interest at a rate equal to the percentage increase in the Company's book value per share.

COMMITTEES OF DIRECTORS

     The directors of the Company have an Audit Committee, the members of which are Mr. Carson, Mr. Havens, Ms. LeVeque and Mr. Minor. The Committee met two times during fiscal 1994. Its functions are to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's auditors and to recommend to the directors a firm of accountants to serve as the Company's auditors.

     The directors of the Company have a Compensation and Stock Option Committee, the members of which are Mr. McCurry, Mr. Mitchell and Mr. Petropoulos. The Committee met two times during fiscal 1994. Its functions are to set and review all base and bonus compensation for officers of the Company and to administer the Company's Stock Option Plans.

     The directors of the Company have a Nominating Committee, the members of which are Mr. John H. McConnell, Mr. Havens and Mr. Mitchell. The Committee met one time during fiscal 1994. Its function is to recommend to the directors persons to be nominated for election as directors. The Committee will consider nominees recommended by shareholders, provided that such nominations are submitted in writing not later than May 31 preceding the meeting to John H. McConnell, 1205 Dearborn Drive, Columbus, Ohio 43085. Each such submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a director if elected, and a commitment by the nominee to meet personally with the Committee.

     In accordance with the Company's Bylaws, any shareholder wishing to make a nomination of a director otherwise than through the Nominating Committee must give notice to the Secretary of the Company not less than 14 nor more than 50 days prior to the meeting at which directors will be elected, unless shareholders are given less than 21 days notice of the meeting, in which case shareholder nominations would be permissible up to 7 days after the notice of the meeting has been mailed. The notice of nomination must include the nominee's name, address and principal occupation, the number of shares held beneficially by such nominee and the nominating shareholder, a written consent of the proposed nominee to serve if elected, and any other information concerning the nominee required to be disclosed under the laws and regulations governing proxy solicitations.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth information for the fiscal years ended May 31, 1994, 1993 and 1992 as to cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer ("CEO") and its four other most highly compensated executives (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                                 AWARDS
                                                                              -------------
                                                    ANNUAL COMPENSATION
                                                                              COMMON SHARES
                                                   ----------------------      UNDERLYING         ALL OTHER
  NAME AND PRINCIPAL POSITION       YEAR ENDED      SALARY        BONUS          OPTIONS        COMPENSATION
        LAST FISCAL YEAR              MAY 31          ($)          ($)           (#)(1)              ($)
- - --------------------------------    ----------     ---------     --------     -------------     -------------
John P. McConnell                    1994           240,000      397,442          50,000            10,794
Vice Chairman and CEO                1993           191,250      268,600              --             2,595
                                     1992               N/A          N/A              --               N/A
John H. McConnell                    1994           240,000      426,562          50,000            24,612
Chairman of the Board                1993           240,000      327,800              --            19,361
                                     1992           240,000      268,000              --               (2)
Donal H. Malenick                    1994           235,000      317,600          40,000           245,752
President and COO                    1993           223,750      298,550              --           197,099
                                     1992           220,000      256,700              --               (2)
Robert J. Klein                      1994           165,000      239,700          30,000            64,933
Executive Vice President --          1993           153,750      217,300              --            54,294
Marketing and Planning               1992           150,000      176,000              --               (2)
Pete A. Klisares                     1994           125,000      258,800          30,000            24,655
Executive Vice President             1993            79,583      202,400              --             3,961
                                     1992            32,500(3)    75,000 (3)          --               (2)

- - ---------------

 (1) Options granted effective June 1, 1994. See table in "Option Grants."

 (2) Amounts for 1992 are excluded per transitional rules.

 (3) Amounts for 1992 for Mr. Klisares commenced December 1991, the date Mr. Klisares joined the Company.

     Any amounts deferred under the Deferred Compensation Plan (see "Compensation of Directors") for the Named Executives are included in the "Bonus" column. For fiscal 1994, Messrs. Malenick, Klein and Klisares had $232,217, $51,294 and $12,406, respectively, in interest accrued on amounts in their Deferred Compensation Plan accounts which are included as "All Other Compensation."

     The Named Executives participate in the Company's Deferred Profit Sharing Plan (the "Deferred Plan"), together with substantially all of the other regular full-time employees of the

Company except those represented by labor unions. Contributions are based on profits and are allocated quarterly to employee accounts based upon total compensation and length of service. Payments under the Deferred Plan are generally deferred until retirement, death or total and permanent disability. Allocations under the Deferred Plan for the benefit of Messrs. J. P. McConnell ($10,182), J. H. McConnell ($11,076), Malenick ($10,835), Klein ($11,018) and
Klisares ($11,101) are included as "All Other Compensation."

     Also included in "All Other Compensation" are the following costs of providing term life insurance for the benefit of the Named Executives: Messrs.
J. P. McConnell ($612); J. H. McConnell ($13,536); Malenick ($2,700); Klein ($2,621) and Klisares ($1,149).

OPTION GRANTS

     The following table sets forth information with respect to individual grants of stock options made to the Named Executives effective June 1, 1994. These options become exercisable in 20% per year increments on each following June 1. No options were granted effective during the fiscal year ended May 31, 1994.

                                                                                       POTENTIAL REALIZABLE
                         COMMON                                                       VALUE AT ASSUMED ANNUAL
                         SHARES         % OF TOTAL                                     RATES OF STOCK PRICE
                       UNDERLYING        OPTIONS                                      APPRECIATION FOR OPTION
                         OPTIONS        GRANTED TO      EXERCISE                             TERM (1)
                         GRANTED       EMPLOYEES IN       PRICE       EXPIRATION     -------------------------
         NAME              (#)         FISCAL YEAR      ($/SHARE)        DATE          5% ($)        10% ($)
- - ----------------------------------     ------------     ---------     ----------     ----------     ----------
John P. McConnell......  50,000  (2)       5.66%         $ 19.25       6-01-04        $ 605,311     $1,533,977
John H. McConnell......  50,000  (2)       5.66%         $ 19.25       6-01-04        $ 605,311     $1,533,977
Donal H. Malenick......  40,000  (2)       4.52%         $ 19.25       6-01-04        $ 484,249     $1,227,182
Robert J. Klein........  30,000  (2)       3.39%         $ 19.25       6-01-04        $ 363,187     $  920,386
Pete A. Klisares.......  30,000  (2)       3.39%         $ 19.25       6-01-04        $ 363,187     $  920,386

- - ---------------

 (1) The amounts reflected in this table represent certain assumed rates of appreciation only, and assume the options are held until their expiration date. Actual realized values, if any, on option exercises will be dependent upon the actual appreciation in the price of the Common Shares of the Company between the effective date and the date they are exercised. There can be no assurances that the Potential Realizable Values reflected in this table will be achieved.

 (2) The options become exercisable in 20% per year increments on each anniversary of their effective date. In the event of a change in control of the Company (defined in the Stock Option Plan to mean the acquisition of 25% or more of the Common Shares by any "Acquiring Person" and a change in the composition of the Board of Directors with the effect that a majority of the directors are not "continuing directors"), unless the Board of Directors explicitly provides otherwise, all stock options which have been outstanding at least six months before the date of such change in control become fully exercisable.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executives concerning the exercise of stock options during the fiscal year ended May 31, 1994 and unexercised stock options held as of June 1, 1994.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                               AND OPTION VALUES

                                                                                            VALUE (2) OF UNEXERCISED
                             SHARES                    NUMBER OF UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                            ACQUIRED       VALUE                    6/1/94                         6/1/94 ($)
                               ON           (1)        --------------------------------    ---------------------------
                            EXERCISE      REALIZED           NOT                               NOT
          NAME                 (#)          ($)        EXERCISABLE (3)     EXERCISABLE     EXERCISABLE     EXERCISABLE
- - ------------------------    ---------     --------     ---------------     ------------    -----------     -----------
John P. McConnell.......      -0-           -0-             50,000             -0-             -0-             -0-
John H. McConnell.......      -0-           -0-             50,000            66,487           -0-           666,717
Donal H. Malenick.......     66,488       550,372           40,000             -0-             -0-             -0-
Robert J. Klein.........      -0-           -0-             30,000            40,500           -0-           406,125
Pete A. Klisares........      -0-           -0-             30,000             -0-             -0-             -0-

- - ---------------

(1) Pre-tax value based on closing price on exercise date.

(2) Pre-tax value based on the June 1, 1994 closing price of $19.25 per share.

(3) Options effective June 1, 1994.

EXECUTIVE COMPENSATION REPORT AND PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Committee Report and the information under "COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN" shall not be incorporated by reference into any such filings.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  General Compensation Philosophy

     A basic philosophy of Worthington Industries, Inc. is that all regular full-time, nonunion employees of the Company have a meaningful portion of their total compensation tied to the profitability of the Company. In furtherance of this philosophy, all such employees in general participate in either the Company's cash profit sharing plan or the executive cash bonus plan (the "Bonus Plan") which has been in place since the 1960's. Cash profit sharing, which covers the majority of the Company's employees, is computed as a fixed percentage of profits, and is paid quarterly.

     The Company's CEO, its other executive officers and certain other key employees, participate in the Bonus Plan. Under the Bonus Plan, bonuses paid to participants are computed as a percentage of the Company's income before taxes, but after adjustment for contributions to the Company's Deferred Profit Sharing Plan. The total amount of bonuses paid to all participants in the Bonus Plan may not exceed 15% of the Company's pre-tax income. Bonuses are paid quarterly based upon the quarterly financial results and generally account for in excess of 50% of a participant's total compensation.

  Compensation for Executives

     Since bonus payments account for such a large percentage of total compensation and since bonuses are tied to the Company's profitability, the largest variable in determining total compensation of the CEO, the executive officers, and other participants in the Bonus Plan is the profitability of the Company. However, bonuses can be adjusted, up or down, based on the individual's performance, subjectively determined by his or her supervisor, the CEO or the Compensation and Stock Option Committee (the "Compensation Committee") as appropriate.

     In setting base salaries for the CEO and the executive officers, the Compensation Committee has reviewed information regarding compensation paid by other manufacturing companies of similar size to officers with similar responsibilities. It is the Committee's intent to set base salaries at levels so that when the Company performs well, the bonus payments (which are tied to Company income) would put Company officers in the upper range of total compensation being paid to officers of comparable companies. Conversely, should the Company's performance be below that of comparable companies, total executive compensation would fall below the average compensation range.

  Performance of the CEO

     Consistent with the philosophy behind the Bonus Plan, profitability of the Company has been the primary variable in the compensation paid to John P. McConnell, the Company's CEO. The Compensation Committee believes that the Company has performed well in fiscal 1994, and that the Company's performance has exceeded that of comparable companies. Based upon the criteria discussed above, the Company believes that Mr. McConnell's total compensation should exceed that of CEO's of comparable companies. However, Mr. McConnell has requested that at this time he be paid less than the Compensation Committee would otherwise have recommended. Accordingly, the Compensation Committee believes that Mr. McConnell's compensation for the year is below that which would have otherwise been indicated based upon the performance of the Company and Mr. McConnell.

  Long-Term Incentives

     Although the Bonus Plan is tied to current profitability, the Company has found it to provide a good balance between incentives for current and long-term profitability. Since the payment is based on current year income, the incentive toward current profitability is obvious. However, since future compensation for the officers will continue to be based in large part on the Bonus Plan, the Plan also provides incentives to assure the long-term profitability of the Company.

     Long-term incentives are also provided under the Company's Stock Option Plans. The Company views stock options as particularly appropriate long-term incentives because stock options align the interests of the employee/optionholder with those of the shareholder by providing value to the employee tied directly to stock price increases. Although the terms of the Company's 1990 Stock Option Plan are flexible, all options granted in the past ten years have been granted at 100% of the market value on the date of grant.

     The Company granted options to the CEO and other Named Executives effective June 1, 1994 as shown under "Option Grants." Pricing for these options was 100% of the fair market value on their effective date. The last previous option grant was in February 1990. The Committee will continue to review the appropriate time for option grants. Among the factors which were considered for prior grants and which are likely to be considered for any new grants would be the position held by the participant in the Company, individual performance and the timing and amounts of previous grants.

                                         COMPENSATION AND STOCK OPTION COMMITTEE

James Petropoulos, Chairman
Robert B. McCurry
Gerald B. Mitchell

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

     The following graph compares the five year cumulative return from investing $100 at May 31, 1989 in the Company's Common Shares, the S&P 500 index of companies and the S&P Industrials index of companies, with dividends assumed to be reinvested when received. The S&P Industrials index includes a broad range of manufacturers. Because of the diversity of the Company's business, it is felt that comparison with this broader index is appropriate.

      Measurement Period
    (Fiscal Year Covered)            WTHG           S&P 500       S&P INDUST.
1989                                    100.00          100.00          100.00
1990                                    114.27          116.61          118.21
1991                                    117.96          130.36          134.25
1992                                    171.36          143.21          145.99
1993                                    223.06          159.84          158.33
1994                                    227.81          166.64          165.69

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Management will present at the Annual Meeting a resolution calling for the ratification of the appointment of the firm of Ernst & Young as independent auditors of the Company for the fiscal year ending May 31, 1995. It is expected that a representative of Ernst & Young will be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions. That firm has audited the accounts of the Company since 1964.

     A majority vote will be required for approval of the ratification of the selection of auditors. If the resolution is not approved, management will select auditors for the coming year without again referring the matter to a vote of the shareholders.

                             SHAREHOLDER PROPOSALS

     Any shareholder of the Company who intends to submit a proposal to the Company at the next annual meeting of shareholders must submit such proposal to the Company at its corporate offices not later than April 20, 1995 for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting.

                                  10-K REPORT

     The 1994 Annual Report to Shareholders, which includes financial statements and information concerning the Company's operations during the 1994 fiscal year, accompanies this Proxy Statement. ANY SHAREHOLDER OF THE COMPANY MAY RECEIVE, WITHOUT CHARGE, WORTHINGTON INDUSTRIES' FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. PLEASE WRITE TO THE COMPANY'S SHAREHOLDER RELATIONS DEPARTMENT FOR A COPY AT 1205 DEARBORN DRIVE, COLUMBUS, OH 43085.

                                 OTHER MATTERS

     Management knows of no other business which may be brought before the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment on such matters.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.

     By order of the Board of Directors.

                                            CHARLES D. MINOR, Secretary

Dated: August 18, 1994

                         WORTHINGTON INDUSTRIES, INC.

  P                                 PROXY

  R
                The undersigned hereby constitutes and appoints John H.
  O McConnell, Donal H. Malenick and Charles D. Minor, or any of them, the proxy or proxies of the undersigned to vote at the annual meeting of
  X the shareholders of Worthington Industries, Inc. (the "Company") to be held at the Worthington Industries Training Center, 7400
  Y Worthington-Galena Road, Columbus, Ohio on September 22, 1994 at 2:30 P.M. and at any adjournments thereof, all of the shares of Common Stock of the Company which the undersigned is entitled to vote at such meeting or any adjournments thereof.


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                              ----------------
                                                              SEE REVERSE SIDE
                                                              ----------------

        PLEASE MARK
/ X /   VOTES AS IN
        THIS EXAMPLE.


ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED. THIS PROXY WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS NOS. 1 AND 2.


1. The election of four directors for a term expiring in 1997.

NOMINEES:  Charles R. Carson, John E. Fisher, John F. Havens
           and Charles D. Minor


                  FOR                       WITHHOLD
         /  /     ALL             /  /      FROM ALL
               NOMINEES                     NOMINEES


_____________________________________________________________________________
                    For all nominees except as noted above


                                            FOR     AGAINST    ABSTAIN
2. Ratification of the selection of the     /  /     /  /       /  /
   firm of Ernst & Young as auditors for
   the current fiscal year.



3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.


           MARK HERE                         MARK HERE
          FOR ADDRESS    /  /               IF YOU PLAN    /  /
           CHANGE AND                        TO ATTEND
          NOTE AT LEFT                      THE MEETING


Please sign exactly as your name appears on this proxy. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in full corporate name by authorized officer.

If any changes are required to your address, please cross the incorrect information and PRINT the new information. The new address will be used by the Transfer Agent for all future communications, including proxies and dividend checks.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. PLEASE SIGN IT AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


Signature ___________________________________________  Date _______________


Signature ___________________________________________  Date _______________